UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): January 13, 2021

PPD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39212	45-3806427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PPD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On January 13, 2021 (the “Closing Date), PPD, Inc., a Delaware corporation (the “Company”) and its indirect wholly-owned subsidiary, PPD Development, L.P. (the “Co-Borrower”) entered into and closed the new (i) $3,050.0 million aggregate principal amount senior secured first-lien term loan facility (the “Term Facility”) maturing in January 2028 and (ii) $600.0 million committed principal amount senior secured first-lien revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Bank Facilities”) under the Credit Agreement dated as of January 13, 2021 (the “New Credit Agreement”), among the Company, the Co-Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and a L/C Issuer, each lender from time to time party thereto and each L/C Issuer party thereto.

The proceeds from borrowings under the Term Facility, together with cash on hand, were used to (i) refinance in full the principal amount outstanding and accrued and unpaid interest, fees and other amounts then due and owing under, the Credit Agreement dated as of August 18, 2015, as amended from time to time (the “Existing Credit Facility”), among Jaguar Holding Company I, the borrowers party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (ii) pay fees and expenses relating to the New Credit Agreement.

Interest Rate

Borrowings under the Term Facility bear interest, initially, at a rate equal to, at the option of the Company, either (a) Adjusted LIBOR plus a margin of 2.25% with a “LIBOR floor” of 0.50% or (b) Base Rate plus a margin of 1.25%, with a “Base Rate floor” of 1.50%. Loans under the Revolving Facility bear interest, initially, at a rate equal to, at the option of the Company either (a) Adjusted LIBOR plus a margin of 2.00% with a “LIBOR floor” of 0.00% or (b) Base Rate plus a margin of 1.00% with a “Base Rate floor” of 1.00%. Pricing on each of the Bank Facilities is expected to include a 25 basis point step-down to the respective interest rate margins upon the achievement and maintenance of a total net leverage ratio of 3.75:1.00 or lower or upon the public announcement that the Company’s corporate credit rating from each of Moody’s and S&P is equal to or better than Ba2 or BB, respectively.

In addition to paying interest on outstanding principal under the Term Facility and the Revolving Facility, the Company is required to pay a commitment fee, payable quarterly in arrears, of 0.50% per annum on the average daily unused portion of the Revolving Facility, with step-downs (x) to (i) 0.375% and (ii) 0.25% per annum on such portion upon achievement of a total net leverage ratio equal to or less than (i) 4.75x and (ii) 3.75x, respectively, and (y) an additional 0.125% per annum upon the public announcement that the Company’s corporate credit rating from each of Moody’s and S&P is equal to or better than Ba2 or BB, respectively. The commitment fee shall, however, in no event be less than 025% per annum. The commitment fee will initially be set at 0.375% per annum until the date the Company delivers the applicable financial statements for the quarter ending June 30, 2021. The applicable borrowers must also pay customary letter of credit fees.

Prepayments

The borrowers are required, subject to certain exceptions, to pay outstanding loans under the Term Facility, (i) commencing with the fiscal year ending December 31, 2022, with 50% of excess cash flow, with step-downs upon achievement of certain first lien net leverage ratios, (ii) with 100% of the net cash proceeds of all non-ordinary course asset sales by the Company and its restricted subsidiaries, with step-downs upon achievement of certain first lien net leverage ratios and subject to the Company’s reinvestment right and (iii) with 100% of the net cash proceeds of issuances of debt obligations of the Company and its restricted subsidiaries, other than permitted debt.

The borrowers may voluntarily repay outstanding loans under the Term Facility and the Revolving Facility at any time without premium or penalty, except in connection with, or resulting in, any repricing event. In addition, the borrowers may elect to permanently terminate or reduce all or a portion of the revolving credit commitments and the letter of credit sub-limit under the Revolving Facility at any time without premium or penalty.

Amortization and Maturity

The borrowers are required to repay installments on the term loans in quarterly principal amounts equal to 0.25% of the original principal amount of the term loan borrowed on the Closing Date on the last business day of each June, September, December and March of each year, with the balance payable on January 13, 2028.

The entire principal amount of revolving loans outstanding (if any) under the Revolving Facility are due and payable in full at maturity on January 13, 2026, on which day the revolving credit commitments thereunder will terminate.

Guarantees

All obligations under the New Credit Agreement are unconditionally guaranteed on a senior basis by, subject to certain exceptions, each existing and subsequently acquired or organized direct or indirect wholly owned restricted subsidiary of the Company organized in the United States and Wildcat Acquisition Holdings (UK) Limited and Jaguar (Barbados) Finance SRL.

Security

The obligations of the borrowers under the New Credit Agreement and the guarantees are secured, subject to certain exceptions and excluded assets, by (i) the equity securities of the Co-Borrower and each guarantor, and of each direct, restricted subsidiary of the Company, the Co-Borrower and of each subsidiary guarantor and (ii) security interests in, and mortgages on, substantially all personal property and material owned real property of the Company and each subsidiary guarantor.

Covenants and Events of Default

The New Credit Agreement includes negative covenants limiting the ability of the Company and its restricted subsidiaries to incur indebtedness and liens, sell assets and make restricted payments, including dividends and investments, subject to certain exceptions. In addition, the New Credit Agreement also contains other customary affirmative and negative covenants and customary events of default (with customary grace periods, as applicable).

Certain negative covenants are subject to customary investment grade fall-away provisions if the Company has a public corporate credit/family ratings that is investment grade from Moody’s and S&P (so long as there is no ongoing event of default) and will be reinstated if the ratings condition is no longer met.

If an event of default occurs the Administrative Agent shall, at the request of, or may, with the consent of the required lenders, (i) terminate lenders’ commitments under the New Credit Agreement, (ii) declare any outstanding loans under the New Credit Agreement to be immediately due and payable, (iii) require that the Company cash collateralize the letter of credit obligations and (iv) exercise on behalf of itself, the L/C issuers and the lenders all rights and remedies available to it, the L/C issuers and the lenders under the loan documents or applicable law.

The description in this Current Report on Form 8-K of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On January 13, 2021, the Company repaid in full its borrowings under, and terminated the Existing Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 13, 2021, by and among PPD, Inc., PPD Development, L.P., each lender from time to time party thereto, each L/C Issuer party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and a L/C Issuer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PPD, Inc.

By	: /s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Executive Vice President, General
Counsel and Secretary

Date: January 14, 2021